Exhibit 107

Calculation of Filing Fee Table

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

OceanTech Acquisitions I Corp.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457(f)(2)	9,600,000	(1)(2)	N/A		$259,200	(3)	0.0001102	$28.56
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457(f)(1)	5,419,586	(2)(4)	$10.85	(5)	58,802,508		0.0001102	$6,480.04
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	457(f)(1)	250,000	(6)	$11.15	(7)	2,787,500		0.0001102	$307.18

			Total Offering Amount					$61,849,208
			Total Fees Previously Paid								$6,508.60
			Total Fee Offsets								$—
			Net Fees Due								$307.18

*Capitalized terms used herein but not defined have the respective meanings ascribed to such terms in the Registration Statement on Form S-4, of which this Exhibit 107 is a part.

(1)	Based on the maximum number of shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Oceantech Acquisitions I Corp. (“OTEC”), the registrant, estimated to be issued in connection with the business combination described herein (the “Business Combination”) between OTEC and, among other parties, Regentis Biomaterials Ltd. (“Regentis”). Such number of shares is estimated solely for the purpose of calculating the registration fee and is based on an amount equal to the sum of (a) 9,600,000 shares of Common Stock to be issued to Regentis equityholders. OTEC will amend and restate its amended and restated certificate of incorporation such that there will only be one class of common stock outstanding at the time of closing of the Business Combination. As such, the shares to be issued to Regentis equityholders in connection with the closing of the Business Combination will be shares of common stock of the Post-Closing Company.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of the Regentis securities, and an exchange rate of one New Israeli Shekel to US$0.27, to be exchanged in the Business Combination as of immediately prior to the Business Combination. Regentis is a private company, no market exists for its securities and Regentis has an accumulated capital deficit.
(4)	Represents shares of Common Stock to be issued as follows (i) up to 786,000 shares in connection Extension Options, (ii) up to 1,750,000 Earnout Shares, (iii) up to 500,000 shares in connection with the Loan Grant Shares, (iv) up to 661,886 shares underlying Regentis Warrants Converted to OTEC Warrants, (v) up to 1,548,900 shares underlying Extension Warrants, and (vi) 172,800 shares to be issued to a Regentis service provider.
(5)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices for the registrant’s common stock on Nasdaq Capital Market on July 5, 2023, which date is within five business days prior to the previous filing of the registration statement.
(6)	Represents shares of Common Stock to be issued as follows: up to an additional 250,000 shares in connection with the Loan Grant Shares.
(7)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices for the registrant’s common stock on Nasdaq Capital Market on December 21, 2023, which date is within five business days prior to filing this registration statement.